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                                                                   EXHIBIT 3.1.2

                     ASSIGNMENT OF GENERAL PARTNER INTEREST
                                AND AMENDMENT TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                           OPPENHEIMER CAPITAL, L.P.

     This Assignment of General Partner Interest and Amendment to the Amended and Restated Agreement of Limited Partnership of Oppenheimer Capital, L.P., dated as of November 4, 1997 (this "Assignment and Amendment Agreement"), is entered into by and among Oppenheimer Financial Corp., a Delaware corporation and the sole general partner ("Opfin"), PIMCO Advisors L.P., a Delaware limited partnership ("PALP"), and all other persons or entities who are or shall in the future become, limited partners.

                              W I T N E S S E T H:

     WHEREAS, Oppenheimer Capital, L.P. (the "Partnership") has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. Section 17-101, et seq.) (the "Act") pursuant to a Certificate of Limited Partnership of the Partnership, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 15, 1987, (as amended, the "Certificate"), and an Agreement of Limited Partnership of the Partnership, dated as of May 15, 1987 (as amended and restated, and subsequently amended, the "Agreement");

     WHEREAS, Opfin is the sole general partner of the Partnership;

     WHEREAS, pursuant to that certain Contribution Agreement, dated as of November 4, 1997, Opfin desired to assign, transfer and convey all of its interest in the Partnership as a general partner of the Partnership (the
"General Partner Interest") to
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PALP, and Opfin desires to withdraw from the Partnership as a general partner of the Partnership;

     WHEREAS, PALP desires to acquire the General Partner Interest presently held by Opfin and PALP desires to be admitted to the Partnership as a successor general partner of the Partnership;

     WHEREAS, Opfin and PALP desire to accomplish the foregoing in accordance with the Agreement which Agreement expressly permits the consummation of the foregoing transactions without any further act, vote or approval of any limited partner of the Partnership; and

     WHEREAS, the undersigned, being all of the partners of the Partnership, to accomplish the foregoing, desire to amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

     1. Assignment. Notwithstanding any provision in the Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment and Amendment Agreement by the parties hereto, Opfin does hereby assign, transfer and convey the General Partner interest to PALP. Ofpin has made an Assignment Determination (as defined in the Agreement) and a Tax Determination (as defined in the Agreement) prior to the assignment and transfer described in this Section 1.

     2. Admission. Notwithstanding any provision in the Agreement to the contrary, PALP is hereby admitted to the Partnership as a general partner of the




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Partnership. The admission shall be effective upon the filing of an amendment to the Certificate in the office of the Secretary of State which reflects the fact that PALP is a general partner of the Partnership, and shall occur, and for all purposes shall be deemed to have occurred, immediately prior to the withdrawal of Opfin from the Partnership as a general partner of the Partnership.

        3. Withdrawal. Notwithstanding any provision in the Agreement to the contrary, Opfin hereby withdraws from the Partnership as a general partner of the Partnership. The withdrawal shall be effective upon the filing of an amendment to the Certificate in the office of the Secretary of State which reflects the fact that Opfin is not a general partner of the Partnership and shall occur, and for all purposes shall be deemed to have occurred, immediately after the admission of PALP to the Partnership as a general partner of the Partnership.

        4. Continuation. The parties hereto agree that following the withdrawal of Opfin from the Partnership as a general partner of the Partnership, PALP is authorized to and hereby agrees to continue the business of the Partnership without dissolution.

        5. Books and Records. PALP shall take all actions necessary under the Act and the Agreement, to evidence the withdrawal of Opfin from the Partnership as a general partner of the Partnership and the admission of PALP to the Partnership as a general partner of the Partnership.

        6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions,


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amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Amendment Agreement.

     7. Binding Effect. This Assignment and Amendment Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

     8. Execution in Counterparts. This Assignment and Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     9. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

     10. Governing Law. This Assignment and Amendment Agreement shall be governed by, and interpreted in accordance with the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment Agreement to be duly executed as of the day and year first above written.




                                   OPPENHEIMER FINANCIAL CORP.





                                   By:  /s/ KENNETH M. POOVEY
                                       --------------------------------
                                   Name:   Kenneth M. Poovey
                                   Title:  Executive Vice President





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                                        PIMCO ADVISORS L.P.


                                        By: /s/ KENNETH M. POOVEY
                                            ----------------------------------
                                            Name:  Kenneth M. Poovey
                                            Title: Executive Vice President

                                        LIMITED PARTNERS

                                        All Limited Partners that have been, or
                                        are hereafter, admitted as limited
                                        partners of the Partnership, pursuant
                                        to powers of attorney or other
                                        authorizations recited in favor of or
                                        granted to the General Partner

                                        By: OPPENHEIMER FINANCIAL CORP.,
                                            general partner


                                        By: /s/ KENNETH M. POOVEY
                                            ----------------------------------
                                            Name:  Kenneth M. Poovey
                                            Title: Executive Vice President






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